SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
               --------------------------------------------------
                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                               SEPTEMBER 16, 1999



                        SAFEGUARD HEALTH ENTERPRISES, INC.
               --------------------------------------------------
             (Exact Name of registrant as specified in its charter)



     DELAWARE                        0-12050                     52-1528581
   --------------                   ----------                -----------------
  (State or other                  (Commission                 (IRS Employer
   jurisdiction of                  File Number)             Identification No.)
   incorporation)



                95 ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656-2601
               --------------------------------------------------
             (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code:  949.425.4110
                                                             ------------

     ITEM  5.     OTHER  EVENTS

     As previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 1999, SafeGuard announced that it had received a letter from NASDAQ indicating that it no longer meets the net tangible asset requirement for continued NASDAQ national market system listing. Thereafter, SafeGuard requested a hearing to review this matter and was advised that its request for a hearing will prevent any delisting of SafeGuard's stock until such issue has been determined or resolved with NASDAQ. During such interim period, SafeGuard's stock continued to be traded on the NASDAQ national market system.

     As previously disclosed in its Quarterly Report on Form 10-Q for the period ended June 30, 1999, SafeGuard announced that it provided NASDAQ with a proposal for achieving compliance with the net tangible asset requirement and that a hearing was held on July 16, 1999, in Washington, D.C., at which time additional information was provided to NASDAQ. In addition, the Company announced that at such time, it had not yet received the ruling from the NASDAQ Hearing Panel and that no assurance could be made after any applicable appeal periods, that SafeGuard would be able to maintain its NASDAQ national market listing.

     On September 3, 1999, SafeGuard announced in a Press Release, attached hereto at EXHIBIT "1", that it received on September 2, 1999, a notice from NASDAQ that it has determined to delist SafeGuard's shares from the NASDAQ national market effective with the close of business on September 1, 1999, as a result of SafeGuard not remaining in compliance with the net tangible asset maintenance requirement. NASDAQ advised SafeGuard that its shares are eligible for listing on the Over-the-Counter Bulletin Board and SafeGuard expects that its stocks would be quoted and traded in such market. On September 4, 1999, the Company's common stock began trading on the Over-the-Counter Bulletin Board.

     As previously disclosed in SafeGuard's 1998 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999, SafeGuard has entered into an agreement with an investor group to invest $40 million in the Company. The investor group has indicated to the Company their commitment to continue with such investment in SafeGuard.

     ITEM 7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)     Financial  Statements  of  Business  Acquired.

     Not  applicable.

     (b)     Pro  Forma  Financial  Information.

     Not  applicable.

     (c)     Exhibits.

     Exhibit No.     Exhibit Description:
     -----------     --------------------
     99.1            Press  Release

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAFEGUARD  HEALTH  ENTERPRISES,  INC.


                           By: /S/ STEVEN  J.  BAILEYS,  D.D.S.
                               -------------------------------------------------
                               STEVEN  J.  BAILEYS,  D.D.S.,
                               Chairman of the Board and Chief Executive Officer


Date: SEPTEMBER 16, 1999   By: /S/ RONALD  I.  BRENDZEL,  J.D.
      ------------------       -------------------------------------------------
                               RONALD  I.  BRENDZEL,  J.D.
                               Senior  Vice  President  and  Secretary